                                                                 EXHIBIT 5

                                        [Letterhead of Faegre & Benson LLP]

                                                  April 10, 2002

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re:      Frontier Airlines, Inc.
                           Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for Frontier Airlines, Inc., a Colorado corporation (the “Company”).  In such capacity, we have examined the above-referenced Registration Statement on Form S-3 under the Securities Act of
1933, as amended (the “Registration Statement”), which the Company has filed covering the sale of securities (the
“Securities”) having an aggregate initial offering price of up to $150,000,000:

                  (i)      debt securities (the “Debt Securities”), issuable directly or upon exercise of
                           Warrants (as defined below);

                  (ii)     preferred stock (the “Preferred Stock”), of the Company, issuable directly or upon exercise of Warrants (as defined below);

                  (iii)    common stock (the “Common Stock”) of the Company, issuable directly or upon conversion of Debt Securities or Preferred Stock, or upon exercise of Warrants (as defined below);

                  (iv)     warrants to purchase Debt Securities, Preferred Stock, or Common Stock (collectively, the “Warrants”); and

                  (v)      units comprised of one or more of the above-referenced securities offered together in different combinations (the “Units”).

         The Securities may be offered in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.  The Debt Securities are to be issued under one or more indentures in the form filed as Exhibit 4.5 to the Registration Statement, with appropriate insertions
(the “Indenture”), to be entered into by the Company and a trustee or trustees to be named by the Company.  Each series of Preferred Stock is to be issued under the Company’s Articles of Incorporation, as amended (the
“Articles of Incorporation”), and a certificate of designations (a “Certificate of Designations”) to be approved by the Board of Directors of the Company or a committee thereof and filed with the Secretary of State of the
State of Colorado (the “Colorado Secretary of State”) in accordance with the Colorado Business Corporation Act, to be entered into by the Company.  The Warrants are to be issued under warrant agreements (the “Warrant
Agreements”), to be entered into by the Company and warrant agents to be named by the Company.

         As part of the corporate action taken and to be taken in connection with the issuance of the Securities
(the “Corporate Proceedings”), the Board of Directors will, before they are issued, authorize the issuance of any
Securities other than the Debt Securities and certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company.

         We have examined or are otherwise familiar with the Articles of Incorporation, the By-Laws of the
Company, as amended, the Registration Statement, such of the Corporate Proceedings as have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

         Based on the foregoing and the assumptions that follows, we are of the opinion that:

                  (i)      upon the execution and delivery by the Company of the Indenture, the Indenture will become a valid and binding obligation of the Company;

                  (ii)     upon (a) the execution and delivery by the Company of the Indenture, (b) the completion of all required Corporate Proceedings relating to the issuance of Debt
                           Securities, (c) the due execution and delivery of the Debt Securities, and (d) the due authentication of the Debt Securities by a duly appointed trustee, such Debt
                           Securities will be valid and binding obligations of the Company;

                  (iii)    upon (a) the due authorization, execution, acknowledgment, delivery and filing by the
                           Company with, and recording by the Colorado Secretary of State of the applicable
                           Certificate of Designations, (b) the completion of all required Corporate Proceedings relating to the issuance of Preferred Stock, and (c) the due execution, issuance and delivery of certificates representing the Preferred Stock pursuant to such Certificate of Designations, the Preferred Stock will be validly authorized and issued, fully paid and non-assessable;

                  (iv)     upon (a) the completion of all required Corporate Proceedings relating to the issuance of Common Stock, and (b) the execution, issuance and delivery of the certificates representing Common Stock, the Common Stock will be validly authorized and issued, fully paid and non-assessable; and

                  (v)      upon (a) the completion of all required Corporate Proceedings relating to the issuance of Warrants, (b) the due execution and delivery of Warrant Agreements, (c) the due execution and delivery of the related Warrants, and (d) the due authentication of the related Warrants by the Warrant Agent, such Warrants will be legally issued, valid and binding obligations of the Company.

         The foregoing opinions assume that (a) the consideration designated in the applicable Corporate
Proceedings for any Security shall have been received by the Company in accordance with applicable law; (b) the
Indenture and any Warrant Agreement shall have been duly authorized, executed and delivered by all parties thereto other than the Company; (c) the Registration Statement shall have become effective under the Securities
Act; and (d) the Indenture shall have become qualified under the Trust Indenture Act of 1939, as amended.

         Without limiting any other qualifications set forth herein, to the extent they relate to enforceability, each of the foregoing opinions is subject to the limitation that the provisions of the referenced instruments and agreements may be limited by bankruptcy or other laws of general application affecting the enforcement of creditors’ rights and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and to the effect of generally applicable laws that (a) limit the availability of a remedy under certain circumstances where another remedy has been elected, (b) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, or (c) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange.  We have also assumed (a) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by us that have been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in it, (d) the satisfaction by each party to the referenced instrument or agreement (other than the Company) of those legal requirements that are applicable to it to the extent necessary to make the referenced instrument or agreement enforceable against it, (e) the compliance by each party to the referenced instrument or agreement (other than the Company) with all legal requirements pertaining to its status as such status relates to its rights to enforce such instrument or agreement against the Company, (f) the accuracy and completeness of each document submitted for review and the authenticity of each document that is an original or, if such document is a copy, its conformance to an authentic original, (g) the absence of any mutual mistake of fact or misunderstanding, fraud, duress or undue influence, and (h) the compliance of the conduct of the parties to the referenced instrument or agreement with any requirement of good faith, fair dealing and conscionability.

         We express no opinion as to the laws of any jurisdiction other than the laws of the State of Colorado and the federal laws of the United States of America.  To the extent that the governing law provision of a
Warrant Agreement may relate to the laws of a jurisdiction as to which we express no opinion, the opinions set forth herein are given as if the law of Colorado governs the Warrant Agreement.

         This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item
601(b)(5)(i) of Regulation S-K.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the
reference to this firm under the caption “Legal Matters” in the prospectus which is part of the Registration
Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange
Commission promulgated thereunder, or Item 509 of Regulation S-K.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

                                                     /s/ FAEGRE & BENSON LLP